UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2010

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐    Soliciting material pursuant to Rule 14a-12 under the Exchabge Act (17 CFR 240.14a-12)
   ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders on June 15, 2010. At the annual meeting, our shareholders considered two proposals, (i)the election of one Class III director to serve for the ensuing three-year period until his successor is elected and qualified and (ii)the ratification of the appointment of J.H. Cohn LLP (“J.H. Cohn”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.  The term of office of our Class I directors, consisting of Kenneth McSweeney and Harvey J. Bazaar, will expire at our annual meeting in 2011.  The term of office of our Class II directors, consisting of Walter Paulick and Eric Rosenfeld, will expire at our annual meeting in 2012.  The term of office of our Class III director, Edward J. Fred, expired at this year’s annual meeting.

We nominated Mr. Fred for re-election as our Class III director.  The following is a tabulation of the number of shares voted for the re-election of Mr. Fred, the number of shares as to which authority was withheld with respect to the re-election of Mr. Fred and the number of shares subject to broker non-votes with respect to the re-election of Mr. Fred:

Name	For	Authority Withheld	Broker Non-Votes
Edward J. Fred	4,405,065	78,933	1,579,701

The following is a tabulation of the number of shares voted for the ratification of J.H. Cohn, the number of shares voted against the ratification of J.H. Cohn and the number of shares abstaining with respect to the ratification of J.H. Cohn:

For	Against	Abstain
6,163,864	103,100	47,936

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2010                                                                                                                  CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer